                        WFS FINANCIAL 2000-A OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2000
                   for Distribution Date of September 20, 2000





 COLLECTIONS


 Payments received                                                                                            121,231,071.04
         Plus:
               Servicer Advances                                                     617,532.99
               Reimbursement of holds                                                501,053.24
                                                                                     ----------
                                                                                                                1,118,566.23

         Less:
               Reimbursement Advances
               Funds deposited in Holds Account                                      (534,095.92)
                                                                                     (756,071.84)
                                                                                     ------------
                                                                                                               (1,290,167.76)
                                                                                                               -------------

 Total Funds Available for Distribution                                                                       121,059,499.51
                                                                                                              ==============



 DISTRIBUTIONS


         Servicing Fee                                                              3,342,296.00
         Trustee and Other Fees                                                     1,213,225.08
         Other Miscellaneous Payments                                                       0.00
                                                                                   -------------
                                                                                                                4,555,521.08


         Note Interest Distributable Amount - Class A-1              1,877,995.83
         Note Interest Distributable Amount - Class A-2              5,877,750.00
         Note Interest Distributable Amount - Class A-3              6,588,250.00
         Note Interest Distributable Amount - Class A-4              5,168,475.00
                                                                     ------------

             Total Note Interest Distributable Amount               19,512,470.83

         Certificate Interest Distributable Amount                           0.00
                                                                    -------------

 Total Interest Distribution                                                                                   19,512,470.83



         Note Principal Distributable Amount - Class A-1            96,036,830.93

         Note Principal Distributable Amount - Class A-2 thru A-4            0.00

         Certificate Principal Distributable Amount                          0.00
                                                                    -------------

 Total Principal Distribution                                                      96,036,830.93
                                                                                   -------------

 Total Principal and Interest Distribution                                                                    115,549,301.76

         Spread Account Deposit                                                                                   954,666.67
                                                                                                              --------------

 Total Distributions                                                                                          121,059,489.51
                                                                                                              ===============

                        WFS FINANCIAL 2000-A OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of August 31, 2000
                   for Distribution Date of September 20, 2000






           PORTFOLIO DATA:
                                                                                  # of loans
                 Beginning Security Balance                                           81,357                     1,100,942,701.21

                     Less:     Scheduled Principal Balance                                 0    (45,186,690.91)
                               Full Prepayments                                       (4,436)   (36,687,021.57)
                               Partial Prepayments                                         0              0.00
                               Liquidations                                           (1,040)   (14,163,118.45)
                                                                                             ------------------
                                                                                                                   (96,036,830.93)
                                                                                                               -------------------
                 Ending Security Balance                                              75,881                     1,004,905,870.28

           OTHER RELATED INFORMATION:

           Spread Account:

                               Beginning Balance                                                 55,472,126.31
                                     Deposits                                                       954,666.67
                                     Reductions                                                           0.00
                                                                                             ------------------
                               Ending Balance                                                                       56,426,792.98

                               Beginning  Initial Deposit Repayment                              48,000,000.00
                                     Repayments                                                           0.00
                                                                                             ------------------
                               Ending Initial Deposit Repayment                                                     48,000,000.00

           Modified Accounts:
                               Principal Balance                                                         0.00%               0.00
                               Scheduled Balance                                                         0.00%               0.00

           Servicer Advances
                               Beginning Unreimbursed Advances:                                     630,204.09
                               New Advances                                                         617,532.99
                               Advances Reimbursed                                                 (534,095.92)
                                                                                             ------------------
                               Ending Unreimbursed Advances:                                                           713,641.16

           Holding Account:
                               Beginning Balance                                                    753,650.69
                               Funds Deposited                                                      756,071.84
                               Withdrawal to Collection Account                                    (501,053.24)
                                                                                             ------------------
                               Ending Balance                                                                        1,008,669.29

           Net Charge-Off Data:                                                   # of loans
                               Charge-Offs                                             1,372      8,080,085.57
                               Recoveries                                               (744)    (1,480,735.09)
                                                                                             ------------------
                               Net Charge-Offs                                           628                         6,599,350.48

           Delinquencies ( P&I):                                                  # of loans
                 30-59 Days                                                            1,266     15,039,708.55
                 60-89 Days                                                              416      4,958,441.00
                 90-119 Days                                                             156      1,946,817.64
                 120 days and over                                                         5         46,504.84




           Repossessions                                                                  77        655,673.56

           Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of
             the Sale and Servicing Agreement)                                             0                                 0.00

           Charge-Off Percentage                                                                                            3.37%
           Delinquency Percentage                                                                                           0.68%

           WAC                                                                                                           14.7717%
           WAM                                                                                                             54.723



                        WFS FINANCIAL 2000-A OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of August 31, 2000
                   for Distribution Date of September 20, 2000


===================================================================================================================================
                           BEGINNING                       PRIOR         CURRENT                      REMAINING           TOTAL
         ORIGINAL         OUTSTANDING                      PRINCIPAL    PRINCIPAL                    OUTSTANDING        PRINCIPAL
         PRINCIPAL         PRINCIPAL         PRINCIPAL     CARRYOVER    CARRYOVER    PRINCIPAL        PRINCIPAL       AND INTEREST
 CLASSES  BALANCE           BALANCE        DISTRIBUTABLE   SHORTFALL    SHORTFALL   DISTRIBUTION       BALANCE        DISTRIBUTION
===================================================================================================================================



   A-1   216,000,000.00    116,942,701.21    96,036,830.93   0.00          0.00   96,036,830.93     20,905,870.28    97,914,826.76


   A-2   340,000,000.00    340,000,000.00             0.00   0.00          0.00            0.00    340,000,000.00     5,877,750.00


   A-3   365,000,000.00    365,000,000.00             0.00   0.00          0.00            0.00    365,000,000.00     6,588,250.00


   A-4   279,000,000.00    279,000,000.00             0.00   0.00          0.00            0.00    279,000,000.00     5,168,475.00









===================================================================================================================================

  TOTAL 1,200,000,000.00  1,100,942,701.21    96,036,830.93   0.00          0.00   96,036,830.93  1,004,905,870.28   115,549,301.76

===================================================================================================================================



===================================================================================================================================
                                           PRIOR                CURRENT
                                          INTEREST              INTEREST                DEFICIENCY                 POLICY
   NOTE   INTEREST     CALCULATED        CARRYOVER     CARRYOVER   INTEREST               CLAIM                     CLAIM
 CLASSES    RATE        INTEREST         SHORTFALL     SHORTFALL DISTRIBUTION             AMOUNT                   AMOUNT
===================================================================================================================================


   A-1      6.284%       1,877,995.83             0.00   0.00        1,877,995.83                0.00                      0.00

   A-2      6.915%       5,877,750.00             0.00   0.00        5,877,750.00                0.00                      0.00

   A-3      7.220%       6,588,250.00             0.00   0.00        6,588,250.00                0.00                      0.00

   A-4      7.410%       5,168,475.00             0.00   0.00        5,168,475.00                0.00                      0.00

                                                                                                 0.00                      0.00


                                                                                  =================================================

                                                                                                 0.00                      0.00

                                                                                  =================================================

                                                                                  =================================================

                                                                                               Note Percentage      100.000000%

==================================================================================
                                                                                            Certificate Percentage    0.000000%
  TOTAL                 19,512,470.83             0.00   0.00       19,512,470.83

===================================================================================================================================